EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-71965 and 333-165887) on Form S-3 and in the registration statements (Nos. 333-79485, 333-57924, 033-36282-99, 333-41349-99, 333-57922, 333-134260, 333-159451 and 333-134259) on Form S-8 of Cablevision Systems Corporation of our report dated February 16, 2011, with respect to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010 and the related financial statement schedules listed in Item 15(a)(2), and our report dated February 16, 2011, with respect to the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 combined annual report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, LLC.

/s/ KPMG LLP
Melville, New York
February 16, 2011